UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2017

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37527	76-0307819
(Commission File Number)	(IRS Employer Identification No.)
1333 Broadway, 10th Floor, New York, NY (Address of Principal Executive Offices)	10018 (Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

On February 24, 2017, XCel Brands, Inc. (“XCel”) and its wholly-owned subsidiaries (each a “Guarantor” and collectively, the “Guarantors”), entered into Amendment No. 1 and Waiver to Amended and Restated Loan and Security Agreement (the “Amendment” and, together with the Amended and Restated Loan Agreement obtained February 26, 2016, the “Loan Agreement”) with Bank Hapoalim, B.M. (the “Bank”), as agent, and the financial institutions party thereto as lenders (the “Lenders”).

Pursuant to the Loan Agreement, the prepayment schedule was revised to purchase that principal on the remaining $24,250,000 balance of principal due under the term loan shall be payable commencing on February 24, 2017 and, thereafter, in quarterly installments on each of April 1, July 1, October 1 and January 1 as follows:

Period	Amount

February 24, 2017	$250,000

April 1, 2017-October 1, 2017	$1,250,000

January 1, 2018-October 1, 2018	$1,000,000

January 1, 2019-October 1, 2019	$1,000,000

January 1, 2020-October 1, 2020	$1,000,000

; with the remaining unpaid balance due and payable on January 1, 2021

Pursuant to the Amendment, among other things, the Bank also waived the requirement for Xcel (on a consolidated basis with its subsidiaries and any subsidiaries subsequently formed or acquired that becomes a credit party under the Loan Agreement) to achieve EBITDA (as defined in the Loan Agreement) of not less than $9,500,000 for the fiscal year ended December 31, 2016.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment No. 1 and Waiver to Amended and Restated Loan and Security Agreement by and among Bank Hapoalim B.M., as agent, the financial institution party thereto as lenders, XCel Brands, Inc. and IM Brands, LLC, JR Licensing, LLC, H Licensing, LLC, C Wonder Licensing LLC, XCel Design Group, LLC, IMNY Retail Management. LLC. IMNY E-Store USA, LLC, as guarantors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: March 1, 2017